SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FROM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2003

                       EverTrust Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Washington State or other jurisdiction of incorporation	0-26993 Commission File Number	91-1613658 (I.R.S. Employer Identification No.)

2707 Colby Avenue, Suite 600, Everett, Washington (Address of principal executive offices)	98201 (Zip Code)

Registrant's telephone number (including area code): (425) 258-3645

                     Not Applicable
(Former name or former address, if changed since last report)

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Item 5. Other Events

        On January 13, 2003, EverTrust Financial Group, Inc. ("Company") issued a press release providing preliminary Information on a venture capital fund write-down. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        Exhibit

        99.1         Press Release dated January 13, 2003.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                        EVERTRUST FINANCIAL GROUP, INC.

DATE: January 13, 2003                                                  By: /s/ Jeffrey R. Mitchell
                                                                                             Jeffrey R. Mitchell
                                                                                             Vice President and Chief Financial Officer

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Exhibit 99.1

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EverTrust Announces Venture Capital Fund Write-Down

EVERETT, Wash.--Jan. 13, 2003--EverTrust Financial Group, Inc. (Nasdaq:EVRT), announced that it expects to take a $414,000 after-tax write-down in the quarter ending December 31, 2002 on investments made by a limited partnership the Company participates in through its venture capital subsidiary, Mutual Bancshares Capital, Inc. EverTrust estimates earnings for the quarter will be reduced, on a diluted basis, by approximately $.08 per share.

"The write-down is a result of the generally weak valuation of companies seeking additional venture financing that has negatively effected the value of the limited partnership's portfolio companies," said Jeffrey R. Mitchell, EverTrust's chief financial officer. "The very nature of venture capital investing anticipates that not all candidates will be successful."

In 1999, EverTrust originally committed a total of $2.3 million to the limited partnership, of which $2.1 million has been called as of December 31, 2002. The book value of the limited partnership investments following the write-off will be $1.2 million. "We have no intention or obligation to participate in any further investments of this nature in the future," said Mr. Mitchell.

EverTrust also announced that it has reached an agreement that will shift the day-to-day operations of Mutual Bancshares Capital to a local venture capital firm. As a result of the agreement, the sole activity of Mutual Bancshares Capital will be to hold its limited partnership investment. The limited partnership will be managed by the former employees of Mutual Bancshares Capital along with an additional venture capitalist. The agreement is subject to approval by the limited partners, which is expected to occur by March 31, 2003.

"We are excited at the opportunity to have additional expertise managing the remaining limited partnership investment going forward," said Mr. Mitchell. "In addition, we anticipate EverTrust's operating costs going forward will be reduced by $100,000 per year as a result of this arrangement."

EverTrust will release results for the quarter ending December 31, 2003, on Tuesday, January 28, 2003, at approximately 1:10 p.m. Pacific Standard Time.

EverTrust Financial Group is a diversified financial services holding company (regulated by the Federal Reserve) that serves the Puget Sound region of Washington state through its EverTrust Bank of Washington branches in Seattle, Bellevue, and Snohomish County; Commercial Mortgage Banking Group in Tacoma, and EverTrust Asset Management office in Seattle.

For additional information, visit EverTrust Financial Group at www.EVRTonline.com.

Forward-looking Statements. Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may therefore involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from these suggested, expressed, or implied by forward looking statements due to a wide range of factors including, but not limited to, a weakening of the economy, interest rate fluctuations, changes in residential mortgage patterns, success of new products, non-bank financial services providers, regulatory changes, and other risks detailed in the Company's reports, particularly the Form 10-K for the year ended March 31, 2002 and subsequent Forms 10-Q filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update them to reflect changes that occur after that date.

CONTACT:         EverTrust Financial Group Inc.
                             Brad Ogura, 425/258-0380

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